Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of CPS Technologies Corp. of our report dated March 13, 2024, relating to the financial statements of CPS Technologies Corp., appearing in the Annual Report on Form 10-K for the year ended December 30, 2023.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Wolf & Company, P.C. Boston, Massachusetts September 20, 2024